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                                                                    EXHIBIT 99

                           ABERCROMBIE & FITCH REPORTS
                         DECEMBER SALES INCREASE OF 24%


NEW ALBANY, Ohio / January 6, 2005 - Abercrombie & Fitch (NYSE: ANF) today reported net sales of $373.2 million for the five-week period ended January 1, 2005, a 24% increase over last year's December sales of $302.1 million. December comparable store sales increased 10% compared to the five-week period ended January 3, 2004.

Year-to-date, the Company reported a net sales increase of 18% to $1.895 billion from $1.611 billion last year. Comparable store sales increased 1% for the year-to-date period.

During the quarter, the Company continued its initiative to improve the in-store experience for its customers by adding staff coverage throughout its store organization. Based on strong December sales, combined with increased expenditures at both the store level and home office, the Company said that it expects fourth quarter net income to increase versus last year commensurate with the increase in total fourth quarter comparable store sales.

The Company operated 363 Abercrombie & Fitch stores, 176 abercrombie stores, 249 Hollister Co. stores and 4 RUEHL stores at the end of December. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com and www.hollisterco.com.

To hear Abercrombie & Fitch's prerecorded December sales message, please dial
(800) 395-0662, or internationally dial (402) 220-1262.


                                    # # # # #


For further information, call:    Thomas D. Lennox
                                  Director, Investor Relations and
                                  Corporate Communications
                                  (614) 283-6751


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release, A&F's Form 10-K or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company's control. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading "RISK FACTORS" in "ITEM 1. BUSINESS" of A&F's Annual Report on Form 10-K for the fiscal year ended January 31, 2004, in some cases have affected and in the future could affect the Company's financial performance and could cause actual results for the 2004 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates, and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.